UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):        February 6, 2004

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12333	86-0385884
(Commission File Number)	(IRS Employer Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

(858) 314-7000
Registrant's Telephone Number, Including Area Code

Explanatory Note

This Form 8-K/A amends the Form 8-K filed on February 12, 2004 to reflect the fact that Ernst & Young LLP (“Ernst & Young”) has issued its audit report on the consolidated financial statements for the fiscal year ended December 31, 2003, which did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope. Accordingly, the change in auditors became effective on March 12, 2004.

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT:

The Audit Committee of the Board of Directors of Iomega Corporation (“Iomega”) periodically considers and recommends to the Board the selection of independent public accountants. On February 6, 2004, after an evaluation process of several independent audit firms and as recommended by Iomega’s Audit Committee, the Board of Directors appointed BDO Seidman, LLP (“BDO”) as Iomega’s independent auditors for the 2004 fiscal year, replacing Ernst & Young.

This action dismisses Ernst & Young as the Company’s independent auditors for the fiscal year that commenced on January 1, 2004. The change in auditors became effective on March 12, 2004 following the completion and issuance of Ernst & Young’s audit report on the Company’s consolidated financial statements for the years ended December 31, 2002 and 2003, which did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope.

For the years ended December 31, 2002 and 2003 and through the date of this Form 8-K/A, there have been no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Ernst & Young’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their report. For the years ended December 31, 2002 and 2003 and through the date of this Form 8-K/A, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested Ernst & Young to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated March 12, 2004 is filed as Exhibit 16.3 to this Form 8-K/A.

During the years ended December 31, 2002 and 2003 and through February 6, 2004 (the date BDO was appointed), the Company did not consult BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s Consolidated Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 12, 2004

IOMEGA CORPORATION (Registrant) /s/ Barry Zwarenstein Barry Zwarenstein Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.3	Letter from Ernst&Young LLP regarding change in certifying accountant